EXHIBIT 4.5

FORM OF

SPARTAN STORES, INC.

NON-SUBORDINATED SECURITIES

REGISTERED

NO. NON-SUB- _______________________

TITLE AND SERIES:__________________________________________________

Principal Amount:______________________	Dollars ($_________________________)

Interest Rate:	(described below)

Issuance Date:

Maturity Date:

Interest Payment Date(s):

First Interest Payment Date:

Regular Record Date(s):

Registered Holder:

General

                    Spartan Stores, Inc., a Michigan corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to the registered holder of this note (the "Note") set forth above or such holder's registered assigns (in either case, the "Holder"), the principal sum set forth above (the "Principal Amount") on the maturity date set forth above (the "Stated Maturity Date"), and to pay interest thereon at the Interest Rate and in the manner set forth below, in arrears, on the interest payment date(s) set forth above (each, an "Interest Payment Date"), commencing on the first Interest Payment Date set forth above, until the Principal Amount is paid or duly provided for.

Page 1 of 6 Pages

                    This Note is one of the duly authorized debt securities ("Debt Securities") of the Company issued and to be issued in one or more series under the Non-Subordinated Indenture, dated as of January 12, 2001 (the "Indenture"), between the Company and Chase Manhattan Trust Company, National Association (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series designated by its title above (collectively, the "Notes"), such series being limited in aggregate principal amount to $15,305,253.00 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

Interest Rate

                    The rate of interest on the Principal Amount shall be ________________ ("Interest Rate"). The Interest Rate shall be effective through the end of each calendar quarter. Interest on each of the Notes shall commence accruing from the issuance date of this Note set forth above (the "Issuance Date"). Interest shall cease to accrue on this Note on the earlier of (1) the Stated Maturity Date of the Note, or (2) the date the Note is redeemed by the Company, or (3) the date which is thirty (30) days after the date the Company or the Trustee sends a written notice to the Holder of this Note of the Company's election to redeem this Note. Interest payments for this Note will be computed on the basis of a 360-day year of twelve 30-day months.

Interest Payments

                    The interest payable on this Note on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the regular record date(s) set forth above (whether or not a Business Day (as defined below)), as the case may be (each, a "Regular Record Date"), immediately preceding such Interest Payment Date. Any such interest not so punctually paid shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders in accordance with the Indenture, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. The Principal Amount of this Note payable on the Stated Maturity Date will be paid against presentation hereof at the Corporate Trust Office of the Trustee.

                    Interest payable on this Note on any Interest Payment Date or the Stated Maturity Date will include interest accrued from and including the immediately preceding

Page 2 of 6 Pages

Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Issuance Date), to but excluding such Interest Payment Date or the Stated Maturity Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date falls on a day that is not a Business Day, principal and/or interest payable with respect to such Interest Payment Date or the Stated Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Stated Maturity Date, as the case may be, to such next succeeding Business Day.

                    All payments of principal and interest in respect of this Note will be made by the Company in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company may pay the Principal Amount and accrued interest on this Note from any source which it has available to it.

Redemption Price

                    Upon redemption, the Company will pay the Holder the Principal Amount plus accrued but unpaid interest in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("Redemption Price").

Right of Optional Redemption

                    The Company may redeem this Note at its option and at any time without regard to whether at such time it redeems any other Outstanding Notes, and whether or not any other Outstanding Notes bear the same Issuance Date as this Note. The Company may, at its option and at any time, redeem Notes held by persons other than the Holder of this Note bearing the same or a different Issuance Date and will not be under any obligation by reason of such optional redemption to redeem this Note.

Notice of Optional Redemption - Payment of Redemption Price

                    The Trustee shall send the written notice stating the Company's election to redeem to the last known address of the Holder of this Note in accordance with the Indenture. Within thirty (30) days after the date of the notice of optional redemption, the Holder shall deliver this Note to the Trustee. Thereupon, the Company shall pay the Redemption Price for this Note.

Page 3 of 6 Pages

Unsecured Obligation

                    This Note is an unsecured indebtedness of the Company. This Note does not have any payment or liquidation preference.

No Sinking Fund

                    This Note is not subject to redemption or repayment prior to the Stated Maturity Date at the option of the Holder, or to any sinking fund.

Acceleration of Maturity

                    If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 50% in principal amount of the Notes at the time Outstanding may declare the Principal Amount of all Notes due and payable in the manner and with the effect provided in the Indenture.

Ownership

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered in the Security Register to be the owner of the Note. Neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Additional Terms

                    Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    This Note shall be governed by, and construed in accordance with, the laws of the State of Michigan applicable to agreements made and to be performed entirely within such state.

                    Additional terms and conditions of this Note are as set forth in the Indenture, and all of such terms and conditions shall be deemed incorporated by reference into this Note as if the same had been set forth herein.

Page 4 of 6 Pages

                    IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Attest: Name: Title: Dated:	SPARTAN STORES, INC. By: Name: Title: Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: Authorized Signatory Dated:

Page 5 of 6 Pages

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

          Please insert Social Security Number or other Identifying Number of Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE.

          the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

Page 6 of 6 Pages